INDEMNIFICATION AND RELEASE AGREEMENT

Indemnification and Release Agreement (this “Agreement”), dated as of June 7, 2004, by and between MCG Diversified, Inc., a Florida corporation (the “Company”), Electro Energy Inc., a Delaware corporation (“EEI”), and each of Marguerite Godels (“Godels”), Jay D. Solomon (“Solomon”), Laura L. Larsen (“Larsen”), Brian Bell (“Bell”) and Dale Salmon (“Salmon”). Godels, Solomon, Larsen, Bell and Salmon are each referred to as an “Indemnitee” and collectively referred to as the “Indemnitees”).

RECITALS:

WHEREAS, the Indemnitees have until the Effective Time served as directors and officers of the Company; and

WHEREAS, as a condition to the closing of the transactions contemplated by the Merger Agreement, each of the Indemnitees are required to execute and deliver the general release contained in Section 2 hereof, and each is willing to do so on the condition that the Company give each Indemnitee the indemnity contained in Section 3 hereof, which indemnification is given to the fullest extent permitted by law;

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, the Company and the Indemnitees hereby agree as follows:

1.   Definitions. As used in this Agreement:

(a)          “Code” means the Internal Revenue Code of 1986, as amended.

(b)          “Effective Time” shall have the same meaning as in the Merger Agreement.

(c)          “Expenses” includes, without limitation, all costs, expenses and obligations (including attorneys’ fees and disbursements, court costs, travel expenses and fees of experts) incurred or paid in connection with investigating, defending, being a witness in or participating in, or preparing to defend, any Proceeding, whether conducted by the Company or otherwise, including, without limitation, any Proceeding, action or process for the purpose of establishing Indemnitees’ right to indemnification under this Agreement and any amounts paid in settlement by or on behalf of Indemnitee.

(d)          “Independent Legal Counsel” means legal counsel who or which has not provided or performed services for the Company, any of its directors, officers or the Indemnitees for the last three years and is not otherwise representing any party to any Proceeding, other than legal services rendered as an independent legal counsel in any prior determination regarding indemnification under this Agreement or any similar agreement with any other director or officer.

(e)          “Merger Agreement” means that certain Agreement of Merger and Plan of Reorganization, dated May 7, 2004, among the Company, EEI and EEI Acquisition Corp. (“Acquisition Corp.”), as amended.

(f)          “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company or other entity.

(g)          “Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature (including all appeals therefrom), or any inquiry or investigation that could lead to such an action, suit or proceeding.

2.   General Release.

(a)          For good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Indemnitee, each Indemnitee hereby releases and discharges EEI, Acquisition Corp. and the Company and their respective affiliates and each of the present and former stockholders, directors, officers, employees, attorneys and agents of EEI, Acquisition Corp. and the Company and any of their respective successors and assigns (each a “Released Party”) of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities of every kind and nature, including claims and causes of action both in law and in equity, that the Indemnitee and/or his heirs, executors, administrators, successors or assigns ever had, now has or, to the extent arising from or in connection with any action, omission or state of facts taken or existing on or prior to the Effective Time, or may have, after the Effective Time, against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown, including without limitation, commitments, obligations, liabilities and claims arising under or pursuant to: (1) the articles of incorporation and by-laws or similar organizational documents, as amended through the date hereof and through the Effective Time, of the Company and of its predecessors; (2) statutes entitling stockholders to preemptive or other similar rights; (3) any matters arising out of or relating to the Agreement (except as set forth below), including rights of contribution, indemnity, subrogation or similar rights; and (4) any contracts, agreements or understandings, to which any Released Party are parties; provided, however, that the Indemnitees do not release the Released Parties from commitments, obligations, liabilities and claims arising under or pursuant to: (i) this Agreement; (ii) agreements entered into after the Effective Time; or (iii) any claim for fraud arising before or after the Effective Time under the Merger Agreement brought by any Indemnitee against the Released Parties solely in his/her capacity as a former director or officer of the Company prior to the Effective Time.

(b)          By signing this Agreement, each Indemnitee represents that he is entering into this release in all capacities, including, without limitation in his capacities as officer, director and stockholder of the Company, and that he has full power, authority and competence to execute and deliver this Agreement, that each of the statements herein are true and correct, that the Indemnitee requires no further information to evaluate the advisability of the transactions contemplated by the Merger Agreement and that he believes that the transactions contemplated by the Merger Agreement are in the best interests of the Indemnitee. Each Indemnitee hereby acknowledge that each of the Released Parties shall be entitled to rely on the representations made herein as fully as if such representations were made to them directly.

(c)          Each Indemnitee hereby represents to the Released Parties that: (i) he has not assigned any claim or possible claim against any Released Party, and (ii) he has consulted with counsel or has been afforded the opportunity to consult with counsel with respect to the execution and delivery of this agreement and has been fully apprised of the consequences hereof.

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(d)          In case any of the provisions contained in this Section 2 shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Section 2, but this Section 2 shall be construed as if such invalid, illegal or unenforceable provision has been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Section 2 shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Section 2. Notwithstanding the foregoing, however, each Indemnitee acknowledges and agrees that the provisions of this Section 2 are reasonable in context and scope, are a material condition to the willingness of EEI and the Company to enter into and effect the Merger Agreement and effect the transactions contemplated thereby and are intended to be and shall be enforced to the full extent set forth herein.

3.   Indemnity. The Company and EEI shall, jointly and severally, indemnify the Indemnitees to the fullest extent permitted by law if any Indemnitee was, is or becomes a party to or is threatened to be made a party to or otherwise involved (as a witness or otherwise) in any Proceeding arising out of any actions taken by the Board of Directors of the Company following the Effective Time, against all Expenses, judgments, amounts paid in settlement, fines and penalties (including excise and similar taxes) (each, a “Claim” and collectively, “Claims”) incurred by the Indemnitees in connection with the defense or settlement of such Proceeding. No indemnification will be made to any Indemnitee with respect to any Proceeding relating to any actions and/or omissions occurring prior to, and including, the Effective Time. The Indemnitees shall be deemed to have been found liable in respect of any claim, issue or matter only after they have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. The Indemnitee shall, as a condition precedent to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any Claims made against such Indemnitee for which indemnity will or could be subject under this Agreement.

4.   Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Section 3 shall be made or paid by the Company and EEI no later than 30 calendar days after receipt by the Company and EEI of the written request of any Indemnitee therefor, unless a determination is made within such 30 calendar day period that the applicable Indemnitee has not met the relevant conditions for indemnification set forth in Section 3. Such determination shall be made (a) by a majority vote of a quorum consisting of members of the Board of Directors of the Company who are not parties to the Proceedings; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not parties to the Proceedings; (c) by Independent Legal Counsel selected by the Board of Directors of the Company or a committee of the Board of Directors of the Company by vote as set forth in Subsection (a) and (b) of this Section 4, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company; or (d) by the stockholders in a vote that excludes the shares held by directors who are parties to the Proceedings (in any such case, the “Reviewing Party”). In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitees are entitled to indemnification under any provision of this Agreement, the burden of proof shall be on the Company to establish that the Indemnitees are not so entitled. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitees substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitees shall have the right to commence litigation in any court in the State of Florida having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company, EEI and Indemnitee.

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5.   Indemnification of Expenses of Successful Party. To the extent an Indemnitee has been wholly successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, such Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.   Advances of Expenses. The Expenses incurred by an Indemnitee in connection with any Proceeding shall be paid by the Company and EEI in advance of a final disposition of such Proceeding at the written request of the Indemnitee, if (a) the indemnification is pursuant to Section 3 and the Company receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that he has met the necessary conditions for indemnification, and (b) such Indemnitee undertakes, in writing, to repay such amount if and to the extent that it is ultimately determined that he is not entitled to indemnification for such Expenses pursuant to Section 3. Following such a request, statement and undertaking by such Indemnitee, the Company and EEI shall, subject to the provisions of Section 4, pay all invoices, statements or bills reflecting such Expenses submitted by or on behalf of Indemnitee and shall reimburse Indemnitee for all Expenses paid by such Indemnitee within 30 calendar days. Any dispute as to the reasonableness of any Expense shall not delay an Expense advance by the Company and EEI, and the Company and EEI agree that any such dispute shall be resolved only upon the disposition or conclusion of the Proceeding. The Company and EEI agree to pay the fees of any Independent Legal Counsel required by this Agreement and to indemnify such counsel against all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

7.   Court Ordered Indemnification; Fees and Expenses. The right to indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitees in any court of competent jurisdiction. Should any party hereto be required to employ an attorney to enforce or defend the rights of such party hereunder or in connection herewith, the prevailing party shall be entitled to recover from the losing party such prevailing party’s court costs and reasonable attorneys’ fees and expenses actually incurred in connection therewith.

8.   No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

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9.   Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of and shall be in addition to (but shall not be duplicative of) any other rights to which the Indemnitees may be entitled under the Company’s and EEI’s respective Articles of Incorporation or Bylaws, any agreement (including on any and all directors’ and/or officers’ insurance policies), any vote of stockholders or disinterested directors, or otherwise. The indemnification under this Agreement shall continue as to the Indemnitees and shall inure to the benefit of the Indemnitees’ heirs, personal representatives, successors and assigns, as applicable.

10.         Partial Indemnification. If the Indemnitees are entitled under any provision of this Agreement to indemnification by the Company and EEI for some or a portion of the Expenses or Claims actually and reasonably incurred by an Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company and EEI shall nevertheless indemnify such Indemnitee for the portion of such Expenses, judgments, fines or penalties to which such Indemnitee is entitled.

11.         Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitees as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

12.         Notice. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received upon the date personally delivered to (or faxed to) the respective party to which it is directed, or five (5) business days after being deposited by registered or certified mail, with postage and charges prepaid to the indemnitors, at the respective addresses set forth below their respective signatures to this Agreement, and to the Company and EEI at MCG Diversified, Inc., c/o Electro Energy Inc., 30 Shelter Rock Road, Danbury, Connecticut 06810, Attn: President, with copies to (i) Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166, Attn: Spencer G. Feldman, Esq., and (ii) Lev & Berlin, P.C., 200 Connecticut Avenue, Norwalk, Connecticut 06854, Attn: Duane L. Berlin, Esq.

13.         Counterparts. This Agreement maybe executed in any number of counterparts, and upon the execution hereof by all parties hereto, in counterparts or otherwise, each executed counterpart shall constitute an original and all of such counterparts together shall constitute a single original.

14.         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Florida.

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15.         Jurisdiction. The Company and the Indemnitees each hereby irrevocably consent to the jurisdiction of any court of competent jurisdiction and appropriate venue in the State of Florida or the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

16.         Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17.         Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of words shall include the singular and plural.

18.         Successors and Assigns. This Agreement shall be binding upon the Company, EEI and their respective successors and assigns.

19.         Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

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IN WITNESS WHEREOF, the parties hereto have each caused this Indemnification and Release Agreement to be executed and delivered as of the day and year first above written.

MCG DIVERSIFIED, INC.

By:	/s/ Martin G. Klein

Name: Martin G. Klein
Title: Chief Executive Officer

ELECTRO ENERGY INC.

By:	/s/ Martin G. Klein

Name: Martin G. Klein
Title: Chief Executive Officer

Marguerite Godels

/s/ Marguerite Godels

Marguerite Godels
Address: 770 First Avenue North St. Petersburg, Florida 33701

Jay D. Solomon

/s/ Jay D. Solomon

Jay D. Solomon
Address: 770 First Avenue North St. Petersburg, Florida 33701

Laura L. Larsen

/s/ Laura L. Larsen

Laura L. Larsen
Address: 770 First Avenue North St. Petersburg, Florida 33701

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Signature Page 2

Brian Bell

/s/ Brian Bell

Brian Bell
Address: 770 First Avenue North St. Petersburg, Florida 33701

Dale Salmon

/s/ Dale Salmon

Dale Salmon
Address: 770 First Avenue North St. Petersburg, Florida 33701

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